UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2011
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation) 21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number) 48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) and (c)
Lear Corporation’s (“Lear”) Senior Vice President and President, Seating Division, Louis R. Salvatore, will be leaving Lear effective as of September 30, 2011. Senior management in Lear’s Seating Division will report directly to Matthew J. Simoncini, Lear’s President and Chief Executive Officer, until the Company appoints a permanent successor.
Mr. Salvatore is entitled to severance (subject to his execution of a general release of claims) and other termination benefits pursuant to Section 3(b) of his employment agreement and corresponding provisions of his outstanding incentive awards. During the two year severance period, Mr. Salvatore will continue to be subject to the non-competition and non-solicitation restrictions set forth in his employment agreement. Mr. Salvatore’s employment agreement was filed as Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: September 25, 2011	By:	/s/ Terrence B. Larkin
		Name:	Terrence B. Larkin
		Title:	Senior Vice President, General Counsel and Corporate Secretary